Exhibit 21.1

Harte Hanks Subsidiary Governance Manual

Office of the General Counsel

Last Updated: March, 2021

Preface

This manual is intended to serve as a general reference guide for employees. It provides basic corporate data about Harte Hanks, Inc., each of its current subsidiaries, contact information for subsidiary governance support, an overview of the responsibilities of subsidiary officers and directors, and other subsidiary governance information. This manual does not provide a comprehensive discussion of subsidiary governance matters or local jurisdictional variations with respect to subsidiary governance, and it does not address all potential issues that may arise in any particular situation. For assistance with questions or concerns about a particular matter, please consult with one of the individuals listed on Annex A hereto or a member of the Law Department.

Overview

Like many large publicly-traded companies, we conduct our business through a number of separate legal entities, known as subsidiaries, which are owned, directly or indirectly, by Harte Hanks, Inc.

When our employee signs a contract, communicates with a third party or takes other actions in accordance with job responsibilities and internal authority, that employee is typically acting on behalf of Harte Hanks, Inc. or one of its direct or indirect subsidiaries, not on behalf of “Harte Hanks” and all of its subsidiaries generally.

Why We Have Subsidiaries

Our global entity structure allows us to plan for national and local taxes, reduce the exposure of subsidiaries to legal risks associated with operations of other subsidiaries, and have greater flexibility in transferring assets.

Powers and Benefits of Subsidiaries

As separate legal entities, each of Harte Hanks, Inc. and its subsidiaries generally has the legal right, subject to appropriate internal corporate authorizations and procedures, to take a variety of actions in its own name, including entering into contracts, making expenditures, opening bank accounts, incurring debt, purchasing equipment and other assets and suing (and being sued). Each subsidiary generally has its own corporate officers governing bodies (most commonly a board of directors). Ownership of subsidiaries is evidenced by stock equity interests that are held by Harte Hanks, Inc. or another of its subsidiaries. Because each is a separate legal entity, the liabilities of a subsidiary are generally not attributed to its parent company, any other subsidiary or any other third party.

Authority

Appropriate corporate authorizations must be obtained prior to entering into a transaction or committing a subsidiary to an obligation. All actions taken by employees on behalf of a subsidiary, whether signing a contract, making a regulatory filing or taking any other action for which the subsidiary will be responsible, must be properly authorized. Many day-to-day activities may be generally authorized as part of an employee’s overall responsibilities for the subsidiary and other matters may be authorized under applicable internal delegations of authority. Some matters, however, may require additional corporate authorizations, such as approved Project Commitment Forms (PCFs), subsidiary board resolutions and/or Harte Hanks, Inc. board resolutions. Failure to have appropriate internal authorizations prior to entering a transaction or committing a subsidiary to an obligation may subject an employee to disciplinary action, including termination.

Governance & Obligations

After a subsidiary is formed, we must maintain its separate legal existence in order to achieve the business, tax, risk and liability allocation and other purposes for which it was formed. This continuous maintenance may involve, for example, keeping separate minute books, holding annual organizational meetings to elect directors and appoint officers, making required corporate and tax filings, avoiding commingling funds of one subsidiary with funds of another subsidiary, using appropriate letterhead when communicating with third parties, signing contracts that correctly identify the contracting subsidiary, conducting inter-company transactions between subsidiaries pursuant to arms-length agreements, maintaining adequate capitalization and complying with various other corporate formalities. Failure to follow subsidiary governance formalities may in some cases result in the separate legal existence of the subsidiary being disregarded by a court. In such a case, liability of the disregarded subsidiary could be imposed on owners of that subsidiary or others.

Types and Locations

At present, Harte Hanks has 30 subsidiaries, which are formed in jurisdictions around the world –Philippines, France, England, The Netherlands, as well as U.S. jurisdictions such as Delaware, California, New York and Florida. These subsidiaries take the form of corporations, limited liability companies and other U.S. and foreign types of entities. The type of legal entity is chosen depending on the primary purposes for forming the entity, which in turn affects the formation process, ownership structure, liability of owners, system of management, tax treatment and other aspects of governance.

* * *

By Alpha Code

AAC, (CDC)         6

ABO         7

ACA         8

DBM         9

FLA         20

HBA, (AWB)         21

HDB         22

HDS         23

HFR         14

HGR         15

HHD         16

HHL         17

HHM         18

HHP         19

HJX         31

HKC         32

HNE         22

HSP         23

HTM         24

HTX         25

NMO, (FMO), (SMO), (PMO), (TMO), (MOC)         26

PMB, (NCP), (SDP)         27

ROM         28

SCA, (NCA), (SDA), (WEB)         29

SMI, (MZU), (STS), (TAC), (HHMUS)         41

SSN         43

TRQ……………………….…………………………………………………………………………………………         32

TSS         33

ZHC, (HRM), (MSG), (MAC)         34

ZHH         35

By Legal Name

HARTE-HANKS DIRECT MARKETING/CINCINNATI, INC.         15

HARTE-HANKS RESPONSE MANAGEMENT/BOSTON, INC.         16

HARTE-HANKS DIRECT MARKETING/FULLERTON, INC.         18

HARTE-HANKS STRATEGIC MARKETING, INC.         19

HARTE-HANKS FLORIDA, INC.         20

HARTE HANKS DIRECT MARKETING/BALTIMORE, INC.         21

HARTE-HANKS DO BRAZIL CONSULTORIA E SERVICOS LTDA.         22

HARTE-HANKS DATA SERVICES LLC         23

HHMIX SAS         24

HARTE-HANKS GMBH         25

HARTE-HANKS DIRECT, INC.         26

HARTE HANKS LOGISTICS, LLC         27

HARTE-HANKS PHILIPPINES, INC.         29

HARTE-HANKS PRINT, INC.         30

HARTE-HANKS DIRECT MARKETING/JACKSONVILLE, LLC         31

HARTE-HANKS DIRECT MARKETING/KANSAS CITY, LLC         32

HARTE HANKS EUROPE B.V.         33

HARTE-HANKS MARKET INTELLIGENCE ESPANA LLC         34

HARTE HANKS UK LIMITED         35

HARTE-HANKS DIRECT MARKETING/DALLAS, INC.         36

NSO, INC.         37

SOUTHERN COMPRINT CO.         38

HARTE-HANKS SRL         39

HARTE-HANKS SHOPPERS, INC.         40

HARTE-HANKS RESPONSE MANAGEMENT/AUSTIN, INC.         41

SALES SUPPORT SERVICES, INC.         43

HARTE HANKS TRANQUILITY LIMITED         44

HARTE-HANKS BELGIUM N.V.         45

HARTE-HANKS STS, INC.         46

HARTE HANKS, INC.         47

Page Last Updated – January 27, 2020

HARTE-HANKS DIRECT MARKETING/CINCINNATI, INC.

AAC, (CDC)

State of Incorporation:		F.I.N.:
Ohio		31-0969327

Principle Office Address:		Date Incorporated:
2800 Wells Branch Parkway Austin, TX 78728		10/01/79

County In Which Located:		Agent for Service of Process:
Hamilton		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	1,000	$1.00
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
None		None

Board of Directors:		Officers:
Andrew Benett		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS RESPONSE MANAGEMENT/BOSTON, INC.

ABO

State of Incorporation:		F.I.N.:
Massachusetts		04-2210147

Principle Office Address:		Date Incorporated:
600 North Bedford Street East Bridgewater, MA 02333		10/22/80

County In Which Located:		Agent for Service of Process:
Norfolk		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	5,000	NPV
Outstanding:	5,000

Registered Assumed Names:		Foreign Qualifications:
None		New Jersey California Louisiana Kansas Missouri Florida Texas North Carolina New Mexico Ohio	(12/29/00) (10/29/14) (12/04/17)

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes Jeanne M. Shaunessy		Andrew Benett, President Jeanne M. Shaunessy, Vice President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS DIRECT MARKETING/FULLERTON, INC.

ACA

State of Incorporation:		F.I.N.:
California		33-0209712

Principle Office Address:		Date Incorporated:
2337 West Commonwealth Avenue Fullerton, CA 92833		12/17/86

County In Which Located:		Agent for Service of Process:
Orange		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	1,000	$1.00
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
None		None

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS STRATEGIC MARKETING, INC.

DBM

State of Incorporation:	F.I.N.:
Delaware	45-3987467

Principle Office Address:	Date Incorporated:
2 Executive Drive Suite 103 Chelmsford, MA 01824	12/07/2011

County In Which Located:	Agent for Service of Process:
Middlesex	CT Corporation

Owned By:	Percent Owned:
ZHH (Harte Hanks, Inc.)	100%

Shares	Par Value:
Authorized:	1,000	$0.001
Outstanding:	1,000

Registered Assumed Names:	Foreign Qualifications:
None

	Massachusetts	(01/09/12)

Board of Directors:	Officers:
Andrew Benett Laurilee Kearnes	Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS FLORIDA, INC.

FLA

State of Incorporation:		F.I.N.:
Delaware		20-2495117

Principle Office Address:		Date Incorporated:
1101 North Lake Destiny Road Maitland, FL 32751		03/15/05

County In Which Located:		Agent for Service of Process:
Orange		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	1,000	$.0.01
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
None		Florida	(04/11/05)

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE HANKS DIRECT MARKETING/BALTIMORE, INC.

HBA, (AWB)

State of Incorporation:		F.I.N.:
Maryland		52-1129017

Principle Office Address:		Date Incorporated:
2 Executive Drive, Suite 103 Chelmsford, MA 01824		08/21/78

County In Which Located:		Agent for Service of Process:
Baltimore		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	1,000	$1.00
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
Harte Hanks Direct Marketing/ Wilkes Barre		Pennsylvania	(01/06/00)

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – December 31, 2016

HARTE-HANKS DO BRAZIL CONSULTORIA E SERVICOS LTDA.

HDB

State of Incorporation:	Company registration Number:
N/A	JUCESP- 53.653/07-5

Principle Office Address:	Date Incorporated:
Avenida das Nacoes Unidas, 13797, 19th Floor San Paulo, Brazil 04795-100	09/20/95

Location of Incorporation:	Agent for Service of Process:
Brazil (São Paulo County)	CT Corporation

Owned By:	Percent Owned:
ZHH (Harte Hanks, Inc.)	100%

Quota Capital	Foreign Qualifications:
R$ 7.660.644,00 (currency Real-R$)	None

Registered Assumed Names:
None

Officers and Directors:
Carlos Eduardo Prado, General Manager Maria Auxiliadora Lopes Martins (nominated powers)

Page Last Updated – January 27, 2020

HARTE-HANKS DATA SERVICES LLC

HDS

State of Incorporation:	F.I.N.:
Maryland	52-2206203

Principle Office Address:	Date Organized:
2 Executive Drive, Suite 103 Chelmsford, MA 01824	12/31/99

County In Which Located:	Agent for Service of Process:
Anne Arundel	CT Corporation

Owned By:	Percent Owned:
ZHH (Harte Hanks, Inc.)	100%

Membership Units:	Par Value
100	N/A

Registered Assumed Names:	Foreign Qualifications:
None	Pennsylvania Kentucky	(04/06/04) (06/16/16)

Board of Directors:	Officers:
N/A	Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HHMIX SAS

HFR

State of Incorporation:	F.I.N.:
N/A	98-1084858 (USA)

Principle Office Address:	Date Incorporated:
35 rue des Chantiers Versailles, 78000, France	11/86

Location of Incorporation:	Agent for Service of Process:
France	N/A

Owned By:	Percent Owned:
HNE (Harte Hanks Europe B.V.)	100%

Registered Capital:	Par Value:
10,000 shares of FRF 100	N/A

Registered Assumed Names:	Foreign Qualifications:
None	None

Directors:	Officers:
Andrew Benett	Andrew Benett, President

Page Last Updated – January 27, 2020

HARTE-HANKS GMBH

HGR

State of Incorporation:	F.I.N.:
N/A	98-0216643 (USA)

Principle Office Address:	Date Incorporated:
De-Saint-Exupéry-Straße 8 60549 Frankfurt am Main Deutschland / Germany	10/08/90

Location of Incorporation:
Germany

Owned By:	Percent Owned:
HNE (Harte Hanks Europe B.V.)	100%

Registered Capital:
DM 500,000, divided into one share of DM 331,600, three shares of DM 50,000, two shares of DM 6,700 and one share of DM 5,000

Registered Assumed Names:	Foreign Qualifications:
None	None

Director:	Officers:
Andrew Benett	N/A

Page Last Updated – January 27, 2020

HARTE-HANKS DIRECT, INC.

HHD

State of Incorporation:	F.I.N.:
New York	13-3520560

Principle Office Address:	Date Incorporated:
3800 Horizon Blvd. Suite 500 Trevose, PA 19053	05/02/89

County In Which Located:	Agent for Service of Process:
Ulster	CT Corporation

Owned By:	Percent Owned:
HHP (Harte-Hanks Print, Inc.)	100%

Shares	Par Value:
Authorized:	200	NPV
Outstanding:	200

Registered Assumed Names:	Foreign Qualifications:
The Agency Inside Harte-Hanks	Arizona Florida Pennsylvania	(12/19/05)
	Texas	(07/02/07)
	California	(01/15/08)

Colorado

Connecticut

Georgia

Illinois

Indiana

Maryland

Massachusetts

Michigan

Mississippi

Missouri

New Jersey

New Hampshire

New York

North Carolina

Ohio

Ontario

Tennessee

Texas

Virginia

Washington

Canadian Business Number: 731680724

Canadian Payroll Deductions Program Account: 731680724RP0001

Ontario Corporation Number: 1964654

(12/22/16)

Board of Directors:	Officers:
Andrew Benett Laurilee Kearnes	Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE HANKS LOGISTICS, LLC

HHL

State of Organization:		F.I.N.:
Florida		30-0758173

Principle Office Address:		Date organized:
1400 East Newport Center Drive, Suite 200 Deerfield Beach, FL 33442		12/12/12

County In Which Located:		Agent for Service of Process:
Broward		CT Corporation

Owned By:		Percent Owned:
FLA (Harte-Hanks Florida, Inc. Formally known as Harte Hanks Flyer, Inc.)		100%

Membership Units:		Registered Assumed Names:
100		None

Foreign Qualifications:		Sole and Managing Member:
California	(01/10/13)	Harte-Hanks Florida, Inc.

Georgia	(01/09/13)	Officers:
Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Massachusetts	(01/10/13)
Minnesota

North Carolina	(01/14/13)

Pennsylvania	(01/08/13)

Page Last Updated – January 27, 2020

HARTE-HANKS PHILIPPINES, INC.

HHM

State of Incorporation:		F.I.N.:
N/A		98-1081909 (USA)

Principle Office Address:		Date Incorporated:
Market Market Mall, 4th Floor Fort Bonifacio Global City Taguig (Manila), The Philippines		11/03/05

Location of Incorporation:
Philippines

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	P11,200,000.00	P100.00
Outstanding:	P11,200,000.00

Registered Assumed Names:		Foreign Qualifications:
None		None

Officers and Directors:

Jonathan S. Bondoc, President, Director

Marie Cherylle Z. Hular, Director

Martin Ignacio D. Mijares, Director, Secretary

Benjamin Chacko, Director

Amelia Batuhan, Treasurer

Sydney J. Hoffman, Assistant Treasurer

Laurilee Kearnes, Vice President

Page Last Updated – January 27, 2020

HARTE-HANKS PRINT, INC.

HHP

State of Incorporation:		F.I.N.:
New Jersey		23-2676694

Principle Office Address:		Date Incorporated:
One Matrix Drive Monroe Township, NJ 08831		01/23/92

County In Which Located:		Agent for Service of Process:
Gloucester		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	20,000,000	NPV
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
None		None

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS DIRECT MARKETING/JACKSONVILLE, LLC

HJX

State of Incorporation:	F.I.N.:
Delaware	59-3759459

Principle Office Address:	Date Organized:
2 Executive Drive, Suite 103 Chelmsford, MA 01824	11/30/01

County In Which Located:	Agent for Service of Process:
Duval	CT Corporation

Owned By:	Percent Owned:
FLA (Harte-Hanks Florida, Inc.)	100%

Membership Units:	Par Value:
100	N/A

Registered Assumed Names:	Foreign Qualifications:
None	Florida Georgia Illinois Kentucky Maryland New Mexico North Carolina Ohio Pennsylvania Texas	(01/01/02)

Board of Directors:	Officers:
N/A	Richard A. Kegley, President Andrew Benett, Vice President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS DIRECT MARKETING/KANSAS CITY, LLC

HKC

State of Organization:	F.I.N.:
Delaware	48-1252793

Principle Office Address:	Date Organized:
6700 Orville Avenue, Suite 100 Kansas City, KS 66102-3126	11/30/01

County In Which Located:	Agent for Service of Process:
Johnson	CT Corporation

Owned By:	Percent Owned:
SSN (Sales Support Services, Inc.)	100%

Membership Units:	Par Value:
100	N/A

Registered Assumed Names:	Foreign Qualifications:
None	Kansas	(03/21/02)
	Montana	(11/12/09)
	Maine	(11/19/10)

Board of Directors:	Officers:
N/A	Andrew Benett, President Jeanne M. Shaunessy, Vice President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – July 30, 2018

HARTE HANKS EUROPE B.V.

HNE

State of Incorporation:		F.I.N.:
N/A		98-1084277 (USA)

Principle Office Address:		Date Incorporated:
Pan-Invest Prinses Margrietplantsoen 88 2595 BR The Hague The Netherlands		08/19/88

Location of Incorporation:		Agent for Service of Process:
Holland (Netherlands)		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Capital:		Par Value:
Authorized:	NLG 200,000	N/A
Outstanding:	NLG 40,000

Registered Assumed Names:		Foreign Qualifications:
None		None

Directors:		Officers:
Pascal F. Schroyen Wouter Beezemer/Pan-Invest Andrew Benett Jeffrey D. Slough		N/A

Page Last Updated – January 27, 2020

HARTE-HANKS MARKET INTELLIGENCE ESPANA LLC

HSP

State of Incorporation:	F.I.N.:
Colorado	N/A

Principle Office Address:	Date Incorporated:
Cl Corazon de Maria, No. 6, 3rd Floor, Suites 4 & 5 Madrid 28002 Spain	08/09/91

County In Which Located:	Agent for Service of Process:
N/A	CT Corporation

Owned By:	Percent Owned:
ZHH (Harte Hanks, Inc.)	100%

Membership Units:	Par Value:
100	N/A

Registered Assumed Names:	Foreign Qualifications:
None	Spain

Board of Directors:	Officers:
N/A	Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 9, 2019

HARTE HANKS UK LIMITED

HTM (and former HIA, MZL, SDML)

State of Incorporation:		Company Registration Number:
N/A		02435931 98-1011966 (USA)

Principle Office Address:		Date Incorporated:
Spaces, Charter Building Charter Place Uxbridge UB8 1JG United Kingdom		10/25/89

County In Which Located:		Agent for Service of Process:
N/A		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		75%*
TRQ (Harte Hanks Tranquility Limited)		25%
*ZHH acquired 1 share in TRQ in exchange for 25 shares of HTM, effective 12/30/2018.

Shares		Par Value:
Authorized:	100	£1
Outstanding:	100

Registered Assumed Names:		Foreign Qualifications:
None		None

Officers and Directors:
Sydney J. Hoffman, Director Peter J. Kitley, Director Andrew Benett, President

Page Last Updated – January 27, 2020

HARTE-HANKS DIRECT MARKETING/DALLAS, INC.

HTX

State of Incorporation:		F.I.N.:
Delaware		75-2626529

Principle Office Address:		Date Incorporated:
2750 114th Street, Suite 100 Grand Prairie, TX 75050		06/22/07

County In Which Located:		Agent for Service of Process:
Tarrant County, Texas		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares		Par Value:
Authorized:	1,000	NPV
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
None		Texas	(07/02/07)

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

NSO, INC.

NMO, (FMO), (SMO), (PMO), (TMO), (MOC)

State of Incorporation:	F.I.N.:
Ohio	31-1190424

Principle Office Address:	Date Incorporated:
2800 Wells Branch Parkway Austin, TX 78728	11/21/86

County In Which Located:	Agent for Service of Process:
Hamilton	CT Corporation

Owned By:	Percent Owned:
ZHH (Harte Hanks, Inc.)	100%

Shares	Par Value:
Authorized:	1,000	$1.00
Outstanding:	1,000

Registered Assumed Names:	Foreign Qualifications:
Harte Hanks Direct Marketing (Ohio, California, New Jersey, Texas, Pennsylvania, Delaware, Illinois, New York, Maryland, Massachusetts, Florida, Kansas, Kentucky, Washington)	California	(12/18/86)	Massachusetts	(12/19/95)
			Florida	(11/07/96)
	Texas	(12/18/86)
	Pennsylvania	(02/24/87)

	Illinois	(02/17/93)	Colorado	(01/14/16)

	Maryland	(12/07/95)

Board of Directors:	Officers:
Andrew Benett	Andrew Benett, President, Secretary and Assistant Treasurer Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

SOUTHERN COMPRINT CO.

PMB, (NCP), (SDP)

State of Incorporation:		F.I.N.:
California		77-0231595

Principle Office Address:		Date Incorporated:
2830 Orbiter Street Brea, CA 92821		10/10/89

County In Which Located:		Agent for Service of Process:
Orange		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares:		Par Value:
Authorized:	1,500	NPV
Outstanding:	1,070

Registered Assumed Names:		Foreign Qualifications:
None		None

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS SRL

ROM

State of Incorporation:		F.I.N.:
N/A		98-1082756 (USA)

Principle Office Address:		Date Incorporated:
IDEO – Sos Pacurari, nr 138, Iasi, 700521, Romania		07/17/06

Location of Incorporation:		Agent for Service of Process:
Romania		CT Corporation

Owned By:		Percent Owned:
HTM (Harte Hanks UK Limited)		100%

Shares:		Par Value:
Authorized:	60 at E6	N/A
Outstanding:	60 at E6

Registered Assumed Names:		Foreign Qualifications:
None		None

Directors:		Agent:
Peter J. Kitley Andrew Benett		Florea Anca

Page Last Updated – January 27, 2020

HARTE-HANKS SHOPPERS, INC.

SCA, (NCA), (SDA), (WEB)

State of Incorporation:		F.I.N.:
California		95-2269791

Principle Office Address:		Date Incorporated:
2830 Orbiter Street Brea, CA 92821		04/25/63

County In Which Located:		Agent for Service of Process:
Orange		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares:		Par Value:
Authorized:	250,000	NPV
Outstanding:	15,174

Registered Assumed Names:		Foreign Qualifications:
None		None

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE-HANKS RESPONSE MANAGEMENT/AUSTIN, INC.

SMI, (MZU), (STS), (TAC), (HHMUS)

State of Incorporation:		F.I.N.:
Delaware		74-2898255

Principle Office Address:		Date Incorporated:
2800 Wells Branch Pkwy. Austin, TX 78728		06/22/07

County In Which Located:		Agent for Service of Process:
New Castle		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%
HHS
Shares:		Par Value:
Authorized:	1,000	NPV
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
None		Arkansas Illinois Kansas Texas	(07/02/07)
		Florida	(07/03/07)

		New Jersey New York	(09/02/16)

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, Vice President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

SALES SUPPORT SERVICES, INC.

SSN

State of Incorporation:		F.I.N.:
New Jersey		22-1664923

Principle Office Address:		Date Incorporated:
14950 F.A.A. Boulevard, STE. 100 Fort Worth, TX 76155		05/17/60

County In Which Located:		Agent for Service of Process:
Middlesex		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares:		Par Value:
Authorized:	10,000	NPV
Outstanding:	5,617

Registered Assumed Names:		Foreign Qualifications:
Harte-Hanks Sales Support		Texas	(10/13/86)
		California	(12/22/88)

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – January 27, 2020

HARTE HANKS TRANQUILITY LIMITED

TRQ

State of Incorporation:		Company Registration Number:
N/A		10537757

Principle Office Address:		Date Incorporated:
Wyvern House, Wyvern Way, Rockingham Road Uxbridge UB8 2XN		12/22/16

Location of Incorporation:		Agent for Service of Process:
England & Wales		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares:		Par Value:
Authorized:	11*	£1
Outstanding:	11*
*Effective 12/30/18, TRQ issued 1 additional share of stock to ZHH (increasing the outstanding shares from 10 to 11) in exchange for 25 shares of HTM.

Registered Assumed Names:		Foreign Qualifications:
None		None

Officers and Directors:
Peter J. Kitley, Director Andrew Benett, Director, Secretary

Page Last Updated – January 27, 2020

HARTE-HANKS BELGIUM N.V.

TSS

State of Incorporation:	F.I.N.:
N/A	98-1065119 (USA)

Principle Office Address:	Date Incorporated:
Ekkelgaarden 6B 3500 Hasselt, Belgium	08/17/94

Location of Incorporation:	Agent for Service of Process:
Belgium	CT Corporation

Owned By:	Percent Owned:
ZHH (Harte Hanks, Inc.) (624 shares) HHD (Harte-Hanks Direct, Inc.) (1 share)	100%

Registered Capital:	Par Value:
BEF 6,250,000 represented by registered shares having no par value and numbered 1 through 625	NPV

Registered Assumed Names:	Foreign Qualifications:
None	None

Directors:
Andrew Benett Pascal F. Schroyen Jeffrey D. Slough

Page Last Updated – June 11, 2019

HARTE-HANKS STS, INC.

ZHC, (HRM), (MSG) , (MAC)

State of Incorporation:		F.I.N.:
Delaware		20-5779914

Principle Office Address:		Date Incorporated:
2800 Wells Branch Parkway Austin, TX 78728		10/19/06

County In Which Located:		Agent for Service of Process:
New Castle		CT Corporation

Owned By:		Percent Owned:
ZHH (Harte Hanks, Inc.)		100%

Shares:		Par Value:
Authorized:	1,000	$1.00
Outstanding:	1,000

Registered Assumed Names:		Foreign Qualifications:
None		California Pennsylvania Florida Massachusetts	(01/15/08) (01/15/14) (01/29/14) (01/15/14)

Board of Directors:		Officers:
Andrew Benett Laurilee Kearnes		Andrew Benett, President Carolyn J. DeLuca, Vice President Laurilee Kearnes, Vice President and Treasurer

Page Last Updated – March 28, 2019

HARTE HANKS, INC.

ZHH

State of Incorporation:		F.I.N.:
Delaware		74-1677284

Principle Office Address		Date Incorporated:
2 Executive Drive, Suite 103 Chelmsford, MA 01824 [Delaware Principle Address:] The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801		10/01/70

County In Which Located:		Agent for Service of Process:
Bexar County, Texas		CT Corporation

Shares:		Par Value:
Authorized:	Common Stock: 250,000,000 Preferred Stock: 1,000,000	$1.00

Registered Assumed Names:		Foreign Qualifications:
None		Texas	(02/18/71)

Board of Directors:		President and Chief Operating Officer:
Alfred V. Tobia, Jr., Chairman Evan B. Behrens Andrew Benett David L. Copeland John H. Griffin, Jr.		Andrew Benett, President Brian Linscott, Chief Operating Officer

Chief Financial Officer:
Laurilee Kearnes

Chief Executive Officer:		Vice Presidents: Laurilee Kearnes
Andrew Benett

ANNEX A

CONTACT INFORMATION FOR SUBSIDIARY GOVERNANCE SUPPORT

A number of corporate support groups and other internal personnel play an important role in subsidiary governance matters. These groups provide support through centralized services. The principal corporate support groups and other internal personnel include:

■

law department – responsible for a variety of subsidiary governance matters, primarily with regard to U.S., or domestic, subsidiaries, including maintaining minute books and corporate organizational records for domestic subsidiaries; assisting with formation and other organizational matters for new domestic subsidiaries; making periodic secretary of state filings for annual reports, qualifications to conduct business in jurisdictions other than the state of formation, and “doing business as,” or DBA, renewals for domestic subsidiaries; administering the annual elections and appointments of domestic subsidiary directors and officers; advising on responsibilities of directors and officers; assisting local domestic business units in preparing required subsidiary board resolutions; and assisting with the dissolution of inactive domestic subsidiaries;

■

tax department – actively involved in selecting the type of legal entity and jurisdiction of formation for new subsidiaries and in the dissolution and reorganization of existing subsidiaries; responsible for domestic subsidiary tax filings, subsidiary capitalization and subsidiary tax planning; and manages, together with the finance and accounting department, the flow of funds among subsidiaries through inter-company loans, dividends and capital contributions;

■

international business units – responsible for overseeing and managing subsidiary governance matters for non-U.S. formed subsidiaries, including maintaining minute books and corporate organizational records for non-U.S. subsidiaries; assisting with the formation and other organizational matters for new non-U.S. subsidiaries; making periodic filings for statutory accounts, annual reports, qualifications to conduct business in local jurisdictions other than the jurisdiction of formation, and other locally required filings and renewals for non-U.S. subsidiaries; administering the annual elections and appointments of non-U.S. subsidiary directors and officers; preparing required board resolutions for non-U.S. subsidiaries; and assisting with the dissolution of inactive non-U.S. subsidiaries; and

■

finance and accounting department – responsible for financial accounting and reporting for subsidiaries’ activities; actively involved, together with the tax department, in managing the flow of funds among subsidiaries through inter-company loans, dividends and capital contributions; and assists local business units in establishing and maintaining subsidiary bank accounts.

The following is a list of helpful contact information to assist employees with questions about subsidiary governance matters.

Law Department

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Tax Department

Naureen Tejani	San Antonio, TX office Naureen.Tejani@hartehanks.com (210) 829-9357

International Subsidiaries

Syd Hoffman, Group SVP, Finance (European subsidiaries)	Austin, TX office sjh@hartehanks.com (512) 434-1212